EXHIBIT 10.53

AMENDMENT NUMBER TWO

TO THE

AMSOUTH BANCORPORATION SUPPLEMENTAL THRIFT PLAN

AmSouth Bancorporation (the “Company”) hereby amends the AmSouth Bancorporation Supplemental Thrift Plan (“Plan”) as follows:

1. Effective November 4, 2006, by adding to the end of Section 2.8 the following:

Notwithstanding the foregoing, associates of Regions Financial Corporation and its affiliates including, but not limited to, Morgan Keegan, hired prior to November 4, 2006, and associates hired on and after November 4, 2006 on the Regions PeopleSoft payroll system shall not be “Employees” eligible to participate in this Plan. Additionally, Participants transferring employment to Morgan Keegan as a result of the merger of AmSouth Bancorporation into Regions Financial Corp. shall cease active participation in this Plan as of the date of the transfer to Morgan Keegan.

2. Effective January 1, 2007, by adding as the last sentence of paragraph (b) of Section 3.1 the following:

Notwithstanding the foregoing, any Employee hired on or after January 1, 2007 shall be eligible to participate hereunder as of the first day of the month coinciding with or next following the later of the Employee’s date of hire and the date the Employee’s Base Salary equals or exceeds $175,000. Any Employee hired prior to January 1, 2007 who is not a Participant on January 1, 2007 shall be eligible to participate hereunder as of the later of January 1, 2007 or the date the Employee’s Base Salary equals or exceeds $175,000.

3. Effective November 4, 2006, by adding as paragraph (d) of Section 3.1 the following:

(d) Notwithstanding the foregoing, associates of Regions Financial Corporation and its affiliates including, but not limited to, Morgan Keegan, hired prior to November 4, 2006 and associates hired on and after November 4, 2006 on the Regions PeopleSoft payroll system shall not be “Employees” eligible to participate in this Plan. Additionally, Participants transferring employment to Morgan Keegan as a result of the merger of AmSouth Bancorporation into Regions Financial Corporation shall cease active participation in this Plan as of the date of the transfer to Morgan Keegan.

4. Effective January 1, 2007, by amending Section 4.2(a) to add as the last sentence thereof the following:

Effective January 1, 2007, a Participant shall not be eligible to receive matching contributions under this Plan until the first day of the month following completion of one (1) Year of Service as defined in the Thrift Plan.

5. Effective January 1, 2007, by amending the second sentence of Section 4.2(b) to delete clause (A) and substitute in lieu thereof the following:

(A) no matching contributions shall be made on salary reduction contributions or deferrals under (i) or (ii) above to the extent that such salary reduction contributions or deferrals (determined on an annual basis) exceed six percent (6%) of a Participant’s Compensation;

Additionally, add to the end of Section 4.2(b) the following:

Notwithstanding any other provision of this Plan to the contrary, effective January 1, 2007, matching contributions shall be calculated on an annual basis. In calculating matching contributions for a Plan Year, salary reduction contributions or deferrals made prior to the first day of the month after a Participant’s completion of one (1) Year of Service (as defined in the Thrift Plan) shall not be matched.

6. All of the other terms, provisions and conditions of the Plan not herein amended shall remain in full force and effect.

IN WITNESS WHEREOF, AmSouth Bancorporation has caused this Amendment Number Two to be executed by its duly authorized officers this 3rd day of November, 2006, effective as herein stated.

AMSOUTH BANCORPORATION

ATTEST:		By:	/s/ C. Dowd Ritter
Chairman, President and
Chief Executive Officer

By:	/s/ Carl L. Gorday
Its:	Assistant Secretary